NINTH AMENDMENT TO LICENSE AND SERVICES AGREEMENT

This Ninth Amendment to License and Services Agreement (this "Ninth Amendment") is effective as of December 21, 2023 (the "Ninth Amendment Effective Date") by and between Axogen Corporation, a Delaware corporation ("Licensee") and Community Blood Center (d/b/a Community Tissue Services), an Ohio corporation ("Licensor"). Capitalized terms not otherwise defined in this Ninth Amendment shall have the meaning as set forth in the Agreement (defined below).

WHEREAS, on or about August 6, 2015 the parties entered into that certain License and Services Agreement, as amended effective September 11, 2015 ("First Amendment"), May 12, 2017 ("Second Amendment"), May 19, 2017 ("Third Amendment"), February 22, 2019 ("Fourth Amendment"), June 1, 2019 ("Fifth Amendment"), April 22, 2020 ("Sixth Amendment"), February 19, 2021 ("Seventh Amendment"), and August 22, 2022 ("Eighth Amendment") (collectively, the "Agreement"); and

WHEREAS, the parties desire to modify certain terms and conditions of the Agreement as more fully set forth below.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensor and Licensee intending to be legally bound agree as follows as of the Effective Date of this Ninth Amendment:

1. **Grant of License**. Section 2.01 of the Agreement is deleted in its entirety and replaced with the following:

   "Section 2.01 Grant of License. Licensor does hereby grant Licensee upon the terms and conditions of this Agreement an irrevocable license (the "License"), except as otherwise expressly set forth herein, to occupy exclusively the one (1) clean room, inclusive of one corridor ("Clean Room") and collectively, the "Clean Rooms") the four (4) offices/work areas ("Office Space") and the two (2) storage spaces ("Warehouse Space") specifically identified in Exhibit A (collectively, the Clean Rooms, Office Space and Warehouse Space; referred to herein as the "Dedicated Space"), together with a non-exclusive right in common with the Licensor and Licensor's invitees and other licensees at the Premises to access and use the main lobby, necessary hallways, shared rest rooms, shared parking areas, shared breakroom/cafeteria, and the conference room adjacent to the Clean Rooms (which conference room will be shared space but when not required by Licensor or its invitees or licensees may be used by Licensee's employees to use as additional work space), shared copier/scanner room, elevators, locker rooms, stairs and ingress and egress points (the "Common Space", and collectively with the Dedicated Space, the "Licensed Space")."

2. **Option**. Section 2.03 is deleted in its entirety. For clarification purposes, it is the intent of the parties to remove any option and option space.

3. **Term Extension**. Section 12.01 of the Agreement is hereby deleted in its entirety and replaced with the following:

   "12.01 Term. Unless otherwise terminated pursuant to the terms of this Agreement, the License granted hereunder shall commence on the Occupancy Date and shall end on December 31, 2026."

4. **Termination**. Section 12.02(d) of the Agreement is hereby deleted in its entirety and replaced with the following:

   "(d) Either party may terminate this Agreement, with or without cause, at any time, upon providing eighteen (18) months written notice of termination to the other party."

5. **Effects of Expiration and Termination**. Section 12.03(c) of the Agreement is hereby deleted in its entirety and replaced with the following:

"(c) Following expiration or termination of this Agreement, or Licensee's use of a Clean Room, Licensee shall, at Licensee's sole cost and expense, vacate and decommission to commercially reasonable standards the Dedicated Space, leave the Licensed Space in the same general order and condition as the Licensed Space on the Occupancy Date, except for reasonable wear and tear. Licensee shall after such termination or expiration (1) remove all of Licensee's personal property and all other property and effects of Licensee and all persons claiming through or under Licensee from the Licensed Space and the Premises, and (2) remove all Equipment, if any, reasonable wear and tear excepted. Licensor shall provide Licensee with full access and the right to remove the foregoing property (including Equipment) from the Licensed Space following expiration or termination of this Agreement."

6. **Assignment**. Section 13.03 of the Agreement is deleted in its entirety and replaced with the following:

   "Section 13.03 Assignment. Neither party may assign its rights or delegate its duties under this Agreement without the other party's prior written consent, which consent shall not be unreasonably withheld; provided, however, that neither Parties' consent shall be required in connection with the transfer of the other Party's rights or obligations under this Agreement due to the sale of the Premises, or the incident to a merger, consolidation, reorganization or sale of substantially all the assets of either Party."

7. **Fees**. Schedule II of the Agreement is deleted in its entirety and replaced with Schedule II attached hereto.

8. **Full Force and Effect.** With the modifications set forth in this Ninth Amendment, the Agreement remains in full force and effect.

9. **Miscellaneous:** This Ninth Amendment may be executed in one or more counterparts, each of which shall be deemed an original of this Ninth Amendment and all of which, when taken together, shall be deemed to constitute one and the same valid and binding Ninth Amendment. This Ninth Amendment may be transmitted by facsimile or in .pdf electronic format, and it is the intent of the parties that any signature printed by a receiving facsimile machine or computer system to be deemed an original signature.

Signature Page Follows

IN WITNESS WHEREOF, the parties hereto have duly executed this Ninth Amendment as of the Ninth Amendment Effective Date.

COMMUNITY BLOOD CENTER
D/B/A COMMUNITY TISSUE SERVICES

DocuSigned by:
Signer Name: Christopher Graham
Signing Reason: I approve this document
Signing Time: 12/27/2023 | 11:03 EST
CDA8F19CA06340BB999E46FA9B2B4769

By: ______________________

Name: Christopher Graham

Title: President and CEO

Date: 12/27/2023 | 11:04 EST

AXOGEN CORPORATION

By: ______________________

Name: Karen Zaderej

Title: President and CEO

Date: 12/27/2023

SCHEDULE II

Fees

1. **License Fees:** Licensee shall pay a License Fee of $35,702.57 per month for the Licensed Space as follows:

Space	Room Numbers	Total Square Feet per Space	License Fee per sq. ft.	Total License Fee per Space
Clean Room	M408, M412 (corridor)	423	$36.89	$15,604.47
Office Space	M430, M431, M432, M446	1380	$7.55	$10,419.00
Warehouse Space	M447, M425	1089	$7.55	$8,221.95
Half of Locker Rooms	M437, M436	193	$7.55	$1,457.15

2. **Support Service Fees:** Subject to permitted increases, Licensee shall pay the rate of (a) $300.48 per each batch of nerve tissue debrided at Licensor, (b) $1,120.04 per batch of nerve tissue processed at Licensor, (c) $150.00 per batch of birth tissue debrided at Licensor; and $1,350.00 per batch for birth tissue processed at Licensor. After Licensee has vacated rooms M406 and M407, Licensee shall continue to pay the rate of $1,500.00 per batch of nerve tissue $150.00 per batch of birth tissue debrided at Licensor; and $1,350.00 per batch for birth tissue processed at Licensor 0, which includes the cleaning and sterilization of supplies. All other references to tissue in this Agreement shall include both nerve tissue and birth tissue.

3. **Fee Adjustment:** In addition to adjustments under the circumstances described in Section 4.01, the Support Service Fees shall increase by three percent (3%) on each January 1st during the Term.

4. **Additional Support Service Fees:** Licensee shall pay Licensor the sum of $275.00 per month as additional Support Service Fees in respect of the additional Support Services described in Schedule I to this Amendment. In the event the fees charged to Licensor by any third party providing such additional Support Services are increased during the Term, the amount in the preceding sentence shall automatically increase dollar for dollar upon written notice from Licensor to Licensee.